FORM 10-Q

Exhibit 2.1(g)

DELAWARE FUNDING CORPORATION
c/o JH Holdings Corporation
c/o Ropes & Gray
One International Place
Boston, Massachusetts  02110

June 24, 1996

Cone Mills Corporation
3101 North Elm Street
Greensboro, North Carolina  27415-6540

Attention:  David E. Bray, Treasurer

Ladies and Gentlemen:

For purposes of the Receivables Purchase Agreement dated as of August 11, 1992, as amended (as amended, the "Receivables Purchase Agreement"), and the Letter Agreement (as defined in the Receivables Purchase Agreement), the Letter Agreement is hereby amended by deleting ".45%" in clause (i) of the definition of "Program Fee" and replacing such percentage with ".35%".

If you are in agreement with the foregoing, please sign and return a counterpart of this letter.

                         Very truly yours,

                         DELAWARE FUNDING CORPORATION

                         By:  Morgan Guaranty Trust Company
                              of New York (as successor to
                              J.P. Morgan Delaware), as
                              attorney-in-fact for Delaware
                              Funding Corporation

                         By:  /s/ Robert J. Henchey

                              Authorized Signatory
AGREED AND ACCEPTED

CONE MILLS CORPORATION

By: /s/ David E. Bray
    Authorized Signatory

Date:  June 24, 1996
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
FORM 10-Q

Exhibit 2.1(g)   (continued)


         AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


          AMENDMENT dated as of June 24, 1996 (this
"Amendment") of a Receivables Purchase Agreement dated as of August 11, 1992, as amended (as amended, the "Receivables Purchase Aqreement"), between CONE MILLS CORPORATION (the "Seller") and DELAWARE FUNDING CORPORATION (the "Buyer"). Terms defined in the Receivables Purchase Agreement and not otherwise defined herein have the same meaning when used herein.


                         WITNESSETH:


          WHEREAS, the Seller and the Buyer are parties to the Receivables Purchase Agreement; and

          WHEREAS, the Seller and the Buyer desire to amend the Receivables Purchase Agreement (i) to extend the Expiration Date, (ii) to amend the definition of Letter
Agreement and (iii) to amend the definition of Purchase
Availability Fee.

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:


          ARTICLE I.     Amendment to the Receivables
                         Purchase Agreement.

          Subject to the satisfaction of the conditions precedent specified in Article IV hereof, the Receivables
Purchase Agreement and the exhibits thereto shall be amended as follows:

          (a)  The definition "Expiration Date" in Section
1.01 of the Receivables Purchase Agreement is amended by replacing clause (i) of the definition with "(i) June 23, 1997,".

          (b)  The definition "Letter Agreement" in Section
1.01 of the Receivables Purchase Agreement is hereby amended in its entirety to read as follows:

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

FORM 10-Q

Exhibit 2.1(g)   (continued)

          "Letter Agreement" shall mean the agreement dated as of August 11, 1992, as amended from time to time, between the Seller and the Buyer setting forth, among other things, the fees payable to the Buyer by the Seller in connection with the Buyer's investment in the Seller's Receivables.

          (c) The definition of "Purchase Availability Fee" in Section 1.01 of the Receivables Purchase Agreement is amended by deleting the number ".30%" and replacing such number with the number ".20%".

          (d)  Section 2.15 of the Receivables Purchase
Agreement is amended by deleting the date "June 24, 1996" therein and replacing such date with the date "June 23, 1997".

          ARTICLE V.     Governing Law.

          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          ARTICLE VI.    Counterparts.

          This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.

          IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

                         DELAWARE FUNDING CORPORATION

                         By:  Morgan Guaranty Trust Company
                              of New York (as successor to
                              J.P. Morgan Delaware), as
                              attorney-in-fact for Delaware
                              Funding Corporation

                         By: /s/ Robert J. Henchey
                                  Authorized Signatory
                         Title:   Vice President

                         CONE MILLS CORPORATION

                         By: /s/ David E. Bray
                                  Authorized Signatory
                         Title:   Treasurer

                           Page 38